EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm


We have issued our reports dated May 23, 2008, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Capital Southwest Corporation and subsidiaries on Form 10-K for the year ended March 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Capital Southwest Corporation and subsidiaries on Form S-8 (File No. 33-43881).



/s/ GRANT THORNTON LLP

Dallas, Texas
May 23, 2008